Exhibit 10.2
FORM OF
ADVISORY AGREEMENT
AMONG
GREEN REALTY TRUST, INC.,
GREEN REIT OPERATING PARTNERSHIP, LP,
INSIGHT GREEN REIT ADVISOR, LLC
AND
INSIGHT REAL ESTATE, LLC

TABLE OF CONTENTS

1.	Definitions	1

2.	Appointment	7

3.	Duties Of The Advisor	7

4.	Authority Of Advisor	9

5.	Bank Accounts	10

6.	Records; Access	10

7.	Limitations On Activities	10

8.	Relationship With Director	11

9.	Fees	11

10.	Expenses	12

11.	Other Services	13

12.	Reimbursement To The Advisor	13

13.	Investment Opportunities	14

14.	Other Activities Of The Advisor	14

15.	Term; Termination Of Agreement	15

16.	Termination By The Parties	15

17.	Assignment To An Affiliate	16

18.	Payments To And Duties Of Advisor Upon Termination	16

19.	Indemnification By The Company And The Operating Partnership	16

20.	Indemnification By Advisor	18

21.	Notices	18

20.	Modification	19

22.	Severability	19

23.	Construction	19

24.	Entire Agreement	19

25.	Indulgences, Not Waivers	19

26.	Gender	19

27.	Titles Not To Affect Interpretation	19

28.	Execution In Counterparts	19

29.	Initial Investment	19

ADVISORY AGREEMENT
     THIS ADVISORY AGREEMENT, dated as of the ___day of                     , 2008, is among Green Realty Trust, Inc., a Maryland corporation (the “Company”), Green REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), Insight Green REIT Advisor, LLC, a Delaware limited liability company (the “Advisor”), and, solely in connection with the obligations set forth in Section 13, Insight Real Estate, LLC, a Delaware limited liability company (“Insight”).
W I T N E S S E T H
     WHEREAS, the Company intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code (as defined below);
     WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all Investments through the Operating Partnership;
     WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors of the Company, all as provided herein;
     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth; and
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
     1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
     Acquisition Expenses. Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.
     Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with making or investing in Real Estate Related Assets or the purchase, development or construction of any Real Estate Asset, including real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.
     Advisor. Insight Green REIT Advisor, LLC, a Delaware limited liability company, any successor advisor to the Company, the Operating Partnership or any Person to which Insight Green REIT Advisor, LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by Insight Green REIT Advisor, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of Insight Green REIT Advisor, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.
     Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
     Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.
     Asset Management Fee. The Asset Management Fee means the fee described in Paragraph 9(d).
     Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
     Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.
     Bylaws. The bylaws of the Company, as the same are in effect from time to time.
     Capped O & O Expenses. All Organization and Offering Expenses other than Sales Commissions and the Dealer Manager Fee as described under the section of the Prospectus entitled “Plan of Distribution.”
     Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor.
     Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     Company. Company shall have the meaning set forth in the preamble of this Agreement.
     Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.
     Contract Sales Price. The total consideration received by the Company for the sale of an Investment.
     Dealer Manager. 1st Worldwide Financial Partners, LLC, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the Offering. 1st Worldwide Financial Partners, LLC is a member of the Financial Industry Regulatory Authority.
     Dealer Manager Fee. 2.5% of Gross Proceeds from the sale of Shares in the Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Offering.
     Director. A member of the Board of Directors of the Company.
     Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
     Excess Amount. Excess Amount shall have the meaning set forth in Section 12.
     Expense Year. Expense Year shall have the meaning set forth in Section 12.
     GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.
     Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform the Company’s or the Operating Partnership’s obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.
     Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Offerings, without deduction for Sales Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Sales Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
     Indemnitee. Indemnitee shall have the meaning set forth in Section 20.
     Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.
     Investments. Any investments by the Company or the Operating Partnership in Real Estate Assets and Real Estate Related Assets.

     Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership) in which the Company or any of its subsidiaries is a co-venturer or general partner which are established to acquire Real Properties.
     Listing. The listing of the Shares on a national securities exchange or the receipt by the Company’s Stockholders of securities that are listed on a national securities exchange in exchange for the Company’s common stock. Upon such Listing, the Shares shall be deemed Listed.
     Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.
     NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.
     Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.
     Offering. The public offering of Shares pursuant to a Prospectus.
     Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.
     Operating Partnership Agreement. The Operating Partnership Agreement among the Company, the Advisor and Insight Management, LLC.
     OP Unit. Units of limited partnership interest in the Operating Partnership.
     Organizational and Offering Expenses. Any and all costs and expenses, other than the Sales Commission and the Dealer Manager Fee, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees. Organizational and Offering Expenses paid by the Company will not exceed 3.0% of Gross Proceeds from the sale of Shares in the Primary Offering.
     Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

     Pre-Paid Offering Expense. The portion of the initial capital contributed to the Company by the Advisor and Affiliates that has been used to directly pay a portion of the Securities and Exchange Commission filing fee associated with the Offering and certain entity formation fees.
     Primary Offering. The portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.
     Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.
     Real Estate Assets. Any investments by the Company or the Operating Partnership in unimproved and improved Real Property (including, without limitation, fee or leasehold interests, options and leases) either directly or through a Joint Venture.
     Real Estate Related Assets. Any investments by the Company or the Operating Partnership in (i) Loans, such as first mortgages, second mortgages and mezzanine loans on Real Property, (ii) equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies, and (iii) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.
     Real Estate Sales Commission. The fee described in 9(c).
     Real Property. Real property owned from time to time by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board of Directors and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property.
     REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.
     Sale or Sales. Any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including the lease of any Real Property consisting of a building only, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; or (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate Related Asset or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.
     Sales Commission. 7.0% of Gross Proceeds from the sale of Shares in the Primary Offering payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them.
     Shares. The shares of the Company’s common stock, par value $.01 per share.
     Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.
     Special Committee. The term “Special Committee” shall have the meaning as provided in Section 14(a) herein.
     Special OP Units. The separate series of limited partnership interests to be issued in accordance with Paragraph 9(e).
     Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control the Company’s Investments, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.
     Stockholders. The registered holders of the Company’s Shares.
     Termination Date. The date of termination of this Agreement.
     Termination Event. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for Good Reason or (iii) by the Company and the Operating Partnership other than for Cause.

     Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including asset management fees and other fees paid to Advisors, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.
     2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 12.
     2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
     3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:
          (a) serve as the Company’s and the Operating Partnership’s investment and financial advisor;
          (b) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;
          (c) investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;
          (d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;
          (e) subject to the provisions of Section 4 hereof, (i) participate in formulating an investment strategy and asset allocation framework, (ii) locate, analyze and select potential Investments, (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (vii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (viii) oversee Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (ix) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (x) manage accounting and other record-keeping functions for the Company and the Operating Partnership; and (xi) recommend various liquidity events to the Board of Directors when appropriate.
          (f) upon request provide the Directors with periodic reports regarding prospective investments;
          (g) make investments in and dispositions of Investments within the discretionary limits and authority as granted by the Board;
          (h) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;
          (i) obtain reports (which may, but are not required to be, prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated investments of the Company and the Operating Partnership;
          (j) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;
          (k) provide the Company and the Operating Partnership with all necessary cash management services;
          (l) do all things necessary to assure its ability to render the services described in this Agreement;
          (m) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in any Real Estate Assets as may be required to be obtained by the Board;
          (n) notify the Board of Directors of all proposed material transactions before they are completed; and
          (o) effect any private placement of OP Units, tenancy-in-common or other interests in Investments as may be approved by the Board.
          Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3.
     4. AUTHORITY OF ADVISOR.
          (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to perform the services described in Section 3.
          (b) Notwithstanding the foregoing, any investment in Investments, including any financing of such Investment, will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be.

          (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.
          (d) The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.
          (e) The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.
     5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or the Operating Partnership or in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.
     6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.
     7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees, stockholders, members and partners and stockholders, members, partners, directors and officers of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 20 of this Agreement.

     8. RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.
     9. FEES.
          (a) Acquisition Fees. The Advisor shall receive an Acquisition Fee payable by the Company as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments. The total Acquisition Fees paid to the Advisor or its Affiliates shall equal 2.0% of the cost of all Real Estate Assets, including Acquisition Expenses and any debt attributed to such investments. In the case of investments in Real Estate Related Assets, the Acquisition Fee shall equal 2.0% of the amount funded by the Company to acquire such investments, including any third-party expenses related to such investments and any debt the Company uses to fund the acquisition or origination of such investments. Notwithstanding the foregoing, the Advisor will not receive an acquisition fee for any property the Company acquires from one of its Affiliates.
          (b) Limitation on Total Acquisition Fees and Acquisition Expenses. Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Fees and Acquisition Expenses shall not exceed 6.0% of the “contract purchase price,” as defined in the Articles of Incorporation, of all Investments acquired.
          (c) Real Estate Sales Commissions. If the Advisor or an Affiliate provides a substantial amount of services in connection with the Sale of one or more Real Estate Assets, the Advisor or an Affiliate shall receive a real estate sales commission equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 3.0% of the Contract Sales Price of such Real Estate Assets. The Real Estate Commission may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company with respect to the sale of such Real Estate Assets shall not exceed an amount equal to the lesser of (i) 6.0% of the Contract Sales Price of the Real Estate Assets or (ii) the Competitive Real Estate Commission.
          (d) Asset Management Fee. The Advisor shall receive the Asset Management Fee as compensation for services rendered in connection with the management of the Company’s assets. The Asset Management Fee shall be calculated monthly and consists of a monthly fee of one-twelfth of 0.75% of the aggregate value of all Investments the Company owns, including Acquisition Fees, origination fees, acquisition origination expenses and any debt attributable to such Investments. With the exception of any portion of the Asset Management Fee related to the disposition of Investments, which shall be payable at the time of such disposition, the Asset Management Fee shall be payable on the first of each month.
          (e) Operating Partnership Interests. The Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units. In addition, an affiliate of the Advisor has received OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). Upon the earliest to occur of the termination of this Agreement for Cause, a Termination Event or a Listing, all of the Special OP Units shall be redeemed by the Operating Partnership in accordance with the terms of the Operating Partnership Agreement.
          (f) Exclusion of Certain Transactions. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which a Director or an officer of the Company, and the Advisor, or any Affiliate of the Company, the Operating Partnership or the Advisor has a direct or indirect interest, then such transaction shall be approved by a majority of the Board of Directors and also by a majority of the Independent Directors.
     10. EXPENSES.
          (a) In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:
               (i) Organizational and Offering Expenses; provided, however, that within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company to the extent (A) Capped O & O Expenses borne by the Company exceed the maximum amount permitted pursuant to the Prospectus for the Offering and (B) Organizational and Offering Expenses borne by the Company exceed 15% of the Gross Proceeds raised in a completed offering;
               (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Investments, subject to the aggregate 6% cap on Acquisition Fees and Acquisition Expenses set forth in Section 9(b);
               (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;
               (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;
               (v) taxes and assessments on income of the Company or Investments;
               (vi) costs associated with insurance required in connection with the business of the Company or by the Directors;

               (vii) expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;
               (viii) all expenses in connection with payments to the Directors for attending meetings of the Directors and Stockholders;
               (ix) expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;
               (x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;
               (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;
               (xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
               (xiii) administrative service expenses (including (a) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives Acquisition Fees, Asset Management Fees, property management fees or real estate sales commissions, and (b) the Company’s allocable share of other overhead of the Advisor such as rent and utilities); and
               (xiv) audit, accounting and legal fees.
          (b) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.
     11. OTHER SERVICES. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
     12. REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses for the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then (i) the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years, provided that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to receive Acquisition Fees, Asset Management Fees, property management fees or real estate commissions. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.
     13. INVESTMENT OPPORTUNITIES.
In the event that Insight identifies a green property investment that is stabilized and income-producing, for which the Company has sufficient uninvested funds, the property investment will first be offered to the Company. Unless the Board of Directors determines not to proceed with such property investment, the investment opportunity will not be presented to any other real estate investment fund, program or Joint Venture owned, managed or advised by Insight or its Affiliates; provided, however, that any such investment opportunity shall not be required to be presented to the Company during any period in which the Company does not have sufficient available funds, or a reasonable opportunity of obtaining available funds, with which to make the investment.
     14. BUSINESS COMBINATION.
          (a) Business Combination.  The Company shall consider becoming a self-administered REIT once the Company’s assets and income are, in the view of the Board of Directors, of sufficient size such that internalizing the management functions performed by the Advisor is in the best interests of the Company and the Stockholders. If the Board of Directors should make this determination in the future, the Company shall pay one-half, and the Advisor shall pay the other half, of the costs of an independent investment banking firm.  This firm shall jointly advise the Company and the Sponsor on the value of the Advisor. After the investment banking firm completes its analyses, the Company shall require it to prepare a written report and make a formal presentation to the Board of Directors. Following the presentation by the investment banking firm, the Board of Directors shall form a special committee (the “Special Committee”) comprised entirely of Independent Directors to consider a possible business combination with the Advisor.  The Board of Directors shall, subject to applicable law, delegate all of its decision-making power and authority to the Special Committee with respect to matters relating to a possible business combination. The Special Committee shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Advisor regarding a possible business combination.
          (b) Conditions to Completion of Business Combination.  Before the Company may complete any business combination with the Advisor in accordance with this Section 14, the following three conditions shall be satisfied:
               (i)  the Special Committee formed in accordance with Section 14(a) hereof receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by the Company and the Sponsor to provide a valuation analysis, concluding that the consideration to be paid to acquire the Advisor is fair to the Stockholders from a financial point of view;
               (ii) the Board of Directors determines that such business combination is advisable and in the best interests of the Company and the Stockholders; and
               (iii) Such business combination is approved by the Stockholders entitled to vote thereon in accordance with the Company’s Articles of Incorporation and Bylaws.
     15. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, member, partner or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.
     The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to ensure that the Advisor and its Affiliates adopt the method approved by the Independent Directors, by which investments are to be allocated to the competing investment entities and to use their best efforts to ensure that such method is applied fairly to the Company.
     16. TERM; OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date of the Prospectus pursuant to which our initial Offering is made, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
     17. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor, (ii) upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Company or (iii) upon 60 days written notice with Good Reason by the Advisor. The provisions of
Sections 18 through 31 survive termination of this Agreement.

     18. ASSIGNMENT TO AN AFFILIATE. This Agreement shall not be assigned by the Advisor to a non-Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.
     19. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.
          (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.
          (b) The Advisor shall promptly upon termination:
               (i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
               (ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;
               (iii) deliver to the Board of Directors all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and
               (iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.
     20. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners, managers, members and employees (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation of the Company or the provisions of Section II.G of the NASAA REIT Guidelines.

Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:
          (a) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;
          (b) The Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;
          (c) Such liability or loss was not the result of negligence or willful misconduct by the Indemnitee; and
          (d) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.
     Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:
          (a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;
          (b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or
          (c) A court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.
     In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
          (a) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

          (b) The legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a stockholder acting in such stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and
          (c) The Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.
     21. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.
     22. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Directors and to the Company:	Green Realty Trust, Inc.
120 N. LaSalle Street
35th Floor
Chicago, Illinois 60602
Facsimile: (312) 867-9751
Attention: Wayne R. Hannah III

To the Operating Partnership:	Green REIT Operating Partnership, LP
120 N. LaSalle Street
35th Floor
Chicago, Illinois 60602
Facsimile: (312) 867-9751
Attention: Wayne R. Hannah III

To the Advisor:	Insight Green REIT Advisor, LLC
120 N. LaSalle Street
35th Floor
Chicago, Illinois 60602
Facsimile: (312) 867-9751
Attention: Wayne R. Hannah III
     Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22.

     23. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
     24. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
     25. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.
     26. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
     27. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     28. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
     29. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
     30. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
     31. INITIAL INVESTMENT. The Advisor has made a capital contribution of $1,000 to the Operating Partnership in exchange for OP Units. The Advisor may not sell any of the OP Units while the Advisor acts in such advisory capacity to the Company, provided, that such OP Units may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any other securities acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of

Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

          IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

Green Realty Trust, Inc.

By:

Wayne R. Hannah III
President

Green REIT Operating Partnership, LP

By:	Green Realty Trust, Inc., Its General Partner

By:

Wayne R. Hannah III
President

Insight Green REIT Advisor, LLC

By:	Insight Real Estate, LLC, Its Sole Member

By:

Name:

Title:

Insight Real Estate, LLC, solely in connection with the obligations set forth in Section 13

By:

Name:

Title: